Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, William M. Lowe, Jr., hereby certify pursuant to 18 U.S.C. Section 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:
The accompanying Quarterly Report on Form 10-Q for the quarter ended December 31, 2014 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of KEMET Corporation.
Date:  February 3, 2015

/s/ WILLIAM M. LOWE, JR.
William M. Lowe, Jr.
Executive Vice President and Chief Financial Officer
The foregoing certifications are being furnished solely pursuant to 18 U.S.C. Section 1350 and are not being filed as part of this report or as a separate disclosure document.